STRUCTURING FEE AGREEMENT

STRUCTURING FEE AGREEMENT (the "Agreement"), dated as of June [●], 2012, between Raymond James & Associates, Inc. ("Qualifying Underwriter"), New York Life Investment Management LLC (the "Manager"), MacKay Shields LLC (the "Sub-Advisor," and together with the Manager, the "Advisers").

WHEREAS, MainStay DefinedTerm Municipal Opportunities Fund (including any successor by merger or otherwise, the "Fund") is a recently organized, non-diversified, closed-end management investment company registered under the Investment Company Act of 1940, as amended (the "1940 Act"), and its common shares of beneficial interest ("Common Shares") are registered under the Securities Act of 1933, as amended;

WHEREAS, the Fund and the Advisers have entered into an underwriting agreement (the "Underwriting Agreement"), dated June [●], 2012, with each of the underwriters named therein (the "Underwriters");

WHEREAS, Qualifying Underwriter is acting as a co-manager in an offering of the Fund’s Common Shares; and

WHEREAS, the Advisers intend to pay a structuring fee to Qualifying Underwriter for assisting the Advisers, as specifically requested by the Advisers, in structuring the Fund in advance of the offering of the Fund’s Common Shares;

NOW, THEREFORE, in consideration of the mutual terms and conditions set forth below, the parties hereto agree as follows:

1.	The Advisers shall pay Qualifying Underwriter a fee of [●]% of the aggregate purchase price of the Common Shares sold in the offering by Qualifying Underwriter (the "Structuring Fee"), $[●] of which will be paid by the Manager, and $[●] of which will be paid by the Sub-Advisor; provided that the total amount of the Structuring Fee shall not exceed [●]% of the total price to the public of the Fund’s Common Shares offered by the prospectus dated June [●], 2012 (the "Prospectus") (including all Initial Securities and Option Securities as such terms are described in the Underwriting Agreement). The Structuring Fee shall be paid on or before the earlier of (i) the second business day following the Date of Delivery related to the full exercise of the option to purchase Option Securities by the Underwriters pursuant to Section 2(b) of the Underwriting Agreement or (ii) July [●], 2012.

2.	This Agreement shall terminate upon the payment of the entire amount of the Structuring Fee, as specified in Section 1 hereof or upon the termination of the Underwriting Agreement without Common Shares having been delivered and paid for. Qualifying Underwriter confirms that should the offering be terminated, Qualifying Underwriter will only be reimbursed for reasonable and actual out-of-pocket expenses in accordance with FINRA Rule 5110(f)(2)(D).

3.	This Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Agreement ("Claim") shall be governed by and construed in accordance with the laws of the State of New York.

4.	No Claim may be commenced, prosecuted or continued in any court other than the courts of the State of New York located in the City and County of New York or in the United States District Court for the Southern District of New York, which courts shall have exclusive jurisdiction over the adjudication of such matters, and the Advisers and Qualifying Underwriter consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Advisers and Qualifying Underwriter waives all right to trial by jury in any proceeding (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Agreement. Each of the Advisers and Qualifying Underwriter agrees that a final judgment in any proceeding or counterclaim brought in any such court shall be conclusive and binding upon each Adviser and Qualifying Underwriter, as the case may be, and may be enforced in any other courts to the jurisdiction of which each Adviser and Qualifying Underwriter, as the case may be, is or may be subject, by suit upon such judgment.

5.	This Agreement may not be assigned by any party without the prior written consent of the other parties.

6.	This Agreement embodies the entire agreement and understanding between the parties hereto and supersedes all prior agreements and understandings relating to the subject matter hereof. If any provision of this Agreement is determined to be invalid or unenforceable in any respect, such determination will not affect such provision in any other respect or any other provision of this Agreement, which will remain in full force and effect. This Agreement may not be amended or otherwise modified or waived except by an instrument in writing signed by the Qualifying Underwriter and the Advisers.

7.	Each Adviser acknowledges that Qualifying Underwriter is not providing any advice hereunder as to the value of securities or regarding the advisability of purchasing or selling any securities for the Fund’s portfolio. No provision of this Agreement shall be considered as creating, nor shall any provision create, any obligation on the part of Qualifying Underwriter, and Qualifying Underwriter is not agreeing hereby, to: (i) furnish any advice or make any recommendations regarding the purchase or sale of portfolio securities; or (ii) render any opinions, valuations or recommendations of any kind or to perform any such similar services. Each Adviser hereby acknowledges that the engagement of Qualifying Underwriter under this Agreement is as an independent contractor and not in any other capacity, including as a fiduciary. Furthermore, each Adviser agrees that it is solely responsible for making its own judgments in connection with the matters covered by this Agreement (irrespective of whether Qualifying Underwriter has advised or is currently advising such Adviser on related or other matters).

8.	All notices required or permitted to be sent under this Agreement shall be sent, if to the Manager:

New York Life Investment Management LLC

169 Lackawanna Avenue

Parsippany, New Jersey 07054

Attn: [●]

or if to the Sub-Advisor:

MacKay Shields LLC

9 West 57th Street

New York, New York 10019

Attn: [●]

or if to Qualifying Underwriter:

Raymond James & Associates, Inc.

880 Carillon Parkway

Tower 3, 5th Floor

St. Petersburg, FL 33716

Attention: [●]

or such other name or address as may be given in writing to the other parties. Any notice shall be deemed to be given or received on the third day after deposit in the U.S. mail with certified postage prepaid or when actually received, whether by hand, express delivery service or facsimile transmission, whichever is earlier.

9.	This Agreement may be executed in separate counterparts, each of which is deemed to be an original and all of which taken together constitute one and the same agreement.

IN WITNESS WHEREOF, the parties hereto have duly executed this Structuring Fee Agreement as of the date first above written.

NEW YORK LIFE INVESTMENT MANAGEMENT LLC	RAYMOND JAMES & ASSOCIATES, INC.
By:	By:
Name:	Name:
Title:	Title:

MACKAY SHIELDS LLC

By:
Name:
Title:

Indemnification Agreement

June [●], 2012

Raymond James & Associates, Inc.

880 Carillon Parkway

Tower 3, 5th Floor

St. Petersburg, FL 33716

Ladies and Gentlemen:

In connection with the engagement of Raymond James & Associates, Inc. ("Qualifying Underwriter") to advise and assist New York Life Investment Management LLC and MacKay Shields LLC (together with their affiliates and subsidiaries, each referred to as a "Company" and, together, the "Companies") with respect to the matters set forth in the Structuring Fee Agreement dated June [●], 2012 between the Company and Qualifying Underwriter (the "Agreement"), in the event that Qualifying Underwriter, any of its affiliates, each other person, if any, controlling Qualifying Underwriter or any of its affiliates, their respective officers, current and former directors, employees and agents, or the successors or assigns of any of the foregoing persons (Qualifying Underwriter and each such other person or entity being referred as an "Indemnified Party") becomes involved in any capacity in any claim, suit, action, proceeding, investigation or inquiry (including, without limitation, any shareholder or derivative action or arbitration proceeding) (collectively, a "Proceeding") in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement (other than those services provided under the Underwriting Agreement), the Companies agree to jointly and severally indemnify, defend and hold each Indemnified Party harmless to the fullest extent permitted by law, from and against any losses, claims, damages, liabilities and expenses, including the reasonable fees and expenses of counsel to the Indemnified Parties, in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review, that such losses, claims, damages, liabilities and expenses resulted primarily from the gross negligence or willful misconduct of such Qualifying Underwriter. The indemnification provided hereunder shall not extend to those matters indemnified under the Underwriting Agreement dated June [●], 2012 by and among MainStay DefinedTerm Municipal Opportunities Fund, the Advisers and each of the underwriters named therein. In addition, in the event that an Indemnified Party becomes involved in any capacity in any Proceeding in connection with any matter in any way relating to or referred to in the Agreement or arising out of the matters contemplated by the Agreement, the Advisers will jointly and severally reimburse such Indemnified Party for reasonable legal and other expenses (including the cost of any investigation and preparation) as such expenses are incurred by such Indemnified Party in connection therewith. Promptly as reasonably practicable after receipt by an Indemnified Party of notice of the commencement of any Proceeding, such Indemnified Party will, if a claim in respect thereof is to be made under this paragraph, notify each Company in writing of the commencement thereof; but the failure so to notify each Company (i) will not relieve either Company from liability under this paragraph to the extent it is not materially prejudiced as a result thereof and (ii) in any event shall not relieve either Company from any liability which it may have otherwise than on account of this Indemnification Agreement. Counsel to the Indemnified Parties shall be selected by Qualifying Underwriter. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the Indemnified Parties) also be counsel to the Indemnified Party. No indemnifying party shall, without the prior written consent of the Indemnified Parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought hereunder (whether or not the Indemnified Parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each Indemnified Party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any Indemnified Party. If such indemnification were not to be available for any reason, the Companies agree to jointly and severally contribute to the losses, claims, damages, liabilities and expenses involved (i) in the proportion appropriate to reflect the relative benefits received or sought to be received by each Company and its stockholders and affiliates, on the one hand, and the Indemnified Party, on the other hand, in the matters contemplated by the Agreement or (ii) if (but only if and to the extent) the allocation provided for in clause (i) is for any reason held unenforceable, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) but also the relative fault of each Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, as well as any other relevant equitable considerations. The Companies agree that for the purposes of this paragraph the relative benefits received, or sought to be received, by each Company and its stockholders and affiliates, on the one hand, and the Indemnified Parties, on the other hand, of a transaction as contemplated shall be deemed to be in the same proportion that the total value received by or paid to or contemplated to be received by or paid to each Company or its stockholders or affiliates, as the case may be, as a result of or in connection with the Agreement; provided, that in no event shall either Company contribute less than the amount necessary to assure that the Indemnified Parties are not liable for losses, claims, damages, liabilities and expenses in excess of the amount of fees actually received by Qualifying Underwriter pursuant to the Agreement. Relative fault shall be determined by reference to, among other things, whether any alleged untrue statement or omission or any other alleged conduct relates to information provided by the Companies or other conduct by the Companies (or their employees or other agents), on the one hand, or by Qualifying Underwriter, on the other hand. The Companies will not settle any Proceeding in respect of which indemnity may be sought hereunder, whether or not an Indemnified Party is an actual or potential party to such Proceeding, without Qualifying Underwriter's prior written consent. The foregoing indemnity and contribution agreement shall be in addition to any rights that any Indemnified Party may have at common law or otherwise.

The Companies agree that no Indemnified Party shall have any liability to the Companies or any person asserting claims on behalf of or in right of the Companies in connection with or as a result of either Qualifying Underwriter’ engagement under the Agreement or any matter referred to in the Agreement, including without limitation related services and activities prior to the date of the Agreement (other than those services provided under the Underwriting Agreement), except to the extent that it shall be determined by a court of competent jurisdiction in a judgment that has become final in that it is no longer subject to appeal or other review that any losses, claims, damages, liabilities or expenses incurred by the Companies resulted primarily from the gross negligence or willful misconduct of Qualifying Underwriter in performing the services that are the subject of the Agreement.

THIS INDEMNIFICATION AGREEMENT AND ANY CLAIM, COUNTERCLAIM OR DISPUTE OF ANY KIND OR NATURE WHATSOEVER ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT ("CLAIM"), DIRECTLY OR INDIRECTLY, SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS SET FORTH BELOW, NO CLAIM MAY BE COMMENCED, PROSECUTED OR CONTINUED IN ANY COURT OTHER THAN THE COURTS OF THE STATE OF NEW YORK LOCATED IN THE CITY AND COUNTY OF NEW YORK OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, WHICH COURTS SHALL HAVE EXCLUSIVE JURISDICTION OVER THE ADJUDICATION OF SUCH MATTERS, AND THE COMPANIES AND THE INDEMNIFIED PARTIES CONSENT TO THE JURISDICTION OF SUCH COURTS AND PERSONAL SERVICE WITH RESPECT THERETO. EACH COMPANY HEREBY CONSENTS TO PERSONAL JURISDICTION, SERVICE AND VENUE IN ANY COURT IN WHICH ANY CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT IS BROUGHT BY ANY THIRD PARTY AGAINST QUALIFYING UNDERWRITER OR ANY INDEMNIFIED PARTY. EACH OF INDEMNIFIED PARTY AND EACH COMPANY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY PROCEEDING OR CLAIM (WHETHER BASED UPON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT. EACH OF QUALIFYING UNDERWRITER AND EACH COMPANY AGREES THAT A FINAL JUDGMENT IN ANY PROCEEDING OR CLAIM ARISING OUT OF OR IN ANY WAY RELATING TO THIS AGREEMENT BROUGHT IN ANY SUCH COURT SHALL BE CONCLUSIVE AND BINDING UPON QUALIFYING UNDERWRITER AND EACH COMPANY, AS THE CASE MAY BE, AND MAY BE ENFORCED IN ANY OTHER COURTS TO THE JURISDICTION OF WHICH EACH COMPANY IS OR MAY BE SUBJECT, BY SUIT UPON SUCH JUDGMENT.

The foregoing Indemnification Agreement shall remain in full force and effect notwithstanding any termination of the Agreement. This Indemnification Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall constitute one and the same agreement.

Very truly yours,

NEW YORK LIFE INVESTMENT MANAGEMENT LLC

By:

        Name:

        Title:

MACKAY SHIELDS LLC

By:

        Name:

        Title:

Accepted and agreed to as of
the date first above written:

Raymond James & ASSOCIATES, INC.

By:

        Name:

        Title: